Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the use in this Registration Statement on Form SB-2 of our report dated March 30, 2006 relating to the consolidated financial statements of Rush Financial Technologies, Inc. and subsidiaries ("Rush") as of and for the years ended December 31, 2005 and 2004, which report includes an explanatory paragraph as to an uncertainty with respect to Rush's ability to continue as a going concern, and our report dated June 9, 2006 relating to the financial statements of Market Wise Stock Trading School, LLC ("MW School") as of and for the years ended December 31, 2005 and 2004, which report includes an explanatory paragraph as to an uncertainty with respect to MW School's ability to continue as a going concern. We also consent to the reference to our firm under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ KBA GROUP LLP
KBA GROUP LLP
Dallas, Texas
February 1, 2007